Exhibit 99.2

AVIV REIT

Supplemental Information • Third Quarter 2013

(Unaudited)

SNF – Cuyahoga Falls, OH

ALF – Norwalk, CT

Presentation of Supplemental Information

The information in this supplement should be read in conjunction with Aviv’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). You may access these filings on Aviv’s website, www.avivreit.com, or on the SEC’s website, www.sec.gov.

The information presented under “Definitions” is an integral part of this supplement.

This supplement may include forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These uncertainties include, but are not limited to, uncertainties relating to the operations of our tenants, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels, regulatory, reimbursement and other changes in the healthcare industry, the performance and reputation of our tenants, our ability to successfully engage in strategic acquisitions and investments, the effect of general market, economic and political conditions, the availability and cost of capital, changes in tax laws and regulations affecting REITs and our ability to maintain our status as a REIT. Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in filings made by Aviv with the SEC.

Table of Contents

Company Information	1

Portfolio Summary	2-4

Debt Summary and Capitalization	5

Investment Activity	6

Definitions	7

Company Information

Board of Directors
Craig M. Bernfield	Norman R. Bobins
Chairman and Chief Executive Officer	Non-Executive Chairman, The PrivateBank
Aviv REIT, Inc.	and Trust Company

Michael W. Dees	Alan E. Goldberg
Partner, Lindsay Goldberg LLC	Co-Managing Partner, Lindsay
Goldberg LLC

Susan R. Lichtenstein	Mark B. McClellan, M.D., Ph.D.
SVP, Corporate Affairs, Chief Legal Officer and	Chair in Health Policy Studies, Brookings
Secretary, Hill-Rom Holdings, Inc.	Institution; Senior fellow and director of the
Engelberg Center for Health Care Reform

Sharon O’Keefe	Mark J. Parrell
President, University of Chicago Medical Center	EVP and Chief Financial Officer, Equity
Residential

Ben W. Perks	James H. Roth
Former EVP and Chief Financial Officer,	Chief Executive Officer, Huron Consulting
Navigant Consulting

J. Russell Triedman
Partner, Lindsay Goldberg LLC

Senior Management

Craig M. Bernfield	Steven J. Insoft
Chairman and Chief Executive Officer	President and Chief Operating Officer

James H. Lyman	Leticia Chavez
Chief Financial Officer and Treasurer	Executive Vice President, Administration

Samuel H. Kovitz	Donna M. O’Neill
Executive Vice President, General	Chief Information and Accounting Officer
Counsel and Secretary

Joshua J. Kochek	Steven R. Levin
Vice President, Investments	Vice President, Real Estate

Contact Information

Corporate Headquarters	Investor Relations
303 W Madison St., Suite 2400	David J. Smith
Chicago, IL 60606	Managing Director, Investor Relations &
312-855-0930	Capital Markets
dsmith@avivreit.com; 312-855-0930

Portfolio Summary

Dollars and square feet in thousands 1

Portfolio Composition

					Annualized
	Property	Number of	Square	Investment	Cash	% of
Property Type	Count	Beds	Feet	(GBV)	Rent	Total Rent
Skilled Nursing	223	18,770	6,942	$994,256	$116,758	87.6%
Senior Housing	22	1,381	837	119,399	13,108	9.8%
Other Healthcare Properties	18	145	97	42,579	3,358	2.5%

Total	263	20,296	7,877	$1,156,234	$133,224	100.0%

Portfolio Performance

	EBITDARM	EBITDAR		Facility Revenue Mix			EBITDAR
Core Portfolio	Coverage	Coverage	Occupancy	Private Pay	Medicare	Medicaid	Margin
Skilled Nursing	1.9x	1.5x	79.7%	19.6%	24.2%	56.1%	14.8%
Senior Housing	1.8x	1.6x	78.5%	78.7%	4.9%	16.4%	32.4%
Other Healthcare Properties	10.1x	8.9x	86.3%	100.0%	0.0%	0.0%	30.3%

Total	2.0x	1.6x	79.7%	24.7%	22.7%	52.7%	16.0%

State Diversification

		Investment	Annualized Rent
State	Properties	(GBV)	Rent	%
Texas	60	$200,776	$24,378	18.3%
California	36	166,166	20,722	15.6%
Ohio	17	95,298	13,361	10.0%
Connecticut	6	86,586	8,864	6.7%
Missouri	15	75,827	7,016	5.3%
Arkansas	11	62,770	6,945	5.2%
Pennsylvania	10	79,184	5,428	4.1%
New Mexico	9	29,586	5,075	3.8%
Illinois	8	31,872	4,661	3.5%
Washington	10	57,785	4,621	3.5%
Other 19 States	81	270,384	32,154	24.1%

	263	$1,156,234	$133,224	100.0%

Operator Diversification

	Properties		Investment	Annualized Rent
Operator (Location)	Aviv	Total	(GBV)	Rent	%	States
Daybreak (Denton, TX)	52	66	$168,516	$20,882	15.7%	2
Saber (Bedford Heights, OH)	30	72	185,312	19,942	15.0%	6
EmpRes (Vancouver, WA)	17	46	111,830	12,470	9.4%	6
Preferred Care (Plano, TX)	17	110	69,007	10,478	7.9%	12
Sun Mar (Brea, CA)	13	25	71,075	8,934	6.7%	1
Maplewood (Westport, CT)	6	6	86,586	8,864	6.7%	1
Fundamental (Sparks, MD)	11	104	65,101	5,866	4.4%	13
Deseret (Bountiful, UT)	18	29	38,374	4,782	3.6%	5
Genesis (Kennett Square, PA)	10	413	52,422	4,334	3.3%	28
Prestige Care (Vancouver, WA)	9	69	15,948	4,300	3.2%	7
Other 26 Operators	80	368	292,062	32,372	24.3%

	263	1,308	$1,156,234	$133,224	100.0%

(1)	Data as of September 30, 2013. Coverage, occupancy, margin and revenue mix information is provided on a trailing twelve month basis through June 30, 2013. Annualized cash rent for leases in place as of September 30, 2013 and includes income from a deferred financing lease. Totals may not add due to rounding.

Portfolio Summary

Occupancy information as of June 30, 2013; Lease maturity schedule as of September 30, 2013

State Occupancy1

	Aviv	State
State	Occupancy	Average	Variance
Texas	75.2%	71.9%	3.3%
California	90.6%	84.9%	5.7%
Ohio	84.7%	84.5%	0.2%
Connecticut	98.6%	NA	NA
Missouri	73.8%	71.8%	2.0%
Arkansas	71.7%	73.0%	(1.3%)
Pennsylvania	85.0%	90.6%	(5.6%)
New Mexico	81.4%	82.6%	(1.2%)
Illinois	74.5%	77.8%	(3.3%)
Washington	84.8%	80.1%	4.7%

Lease Maturity Schedule2

	Number of	% of
Year	Properties	Total Rent
2013	1	0.0%
2014	1	0.2%
2015	8	2.4%
2016	6	2.4%
2017	16	4.0%
Thereafter	230	91.0%

Total	262	100.0%

(1)	State occupancy represents nursing facility occupancies per American Health Care Association. Aviv only has assisted living properties in Connecticut.
(2)	Lease expiration schedule excludes one property without a lease in place at September 30, 2013.

Portfolio Summary

Information for the trailing twelve month period ended June 30, 2013

EBITDARM Coverage Distribution

EBITDAR Coverage Distribution

Debt Summary and Capitalization

As of the quarter ended September 30, 2013; Dollars and shares/units in thousands

Debt Maturities1

	Senior Unsecured	Revolving	Mortgage	Total
Year	Notes	Credit Facility	Debt	Debt
2013	$—	$—	$—	$—
2014	—	—	—	—
2015	—	—	—	—
2016	—	95,000	—	95,000
2017	—	—	—	—
Thereafter	400,000	—	11,276	411,276

Subtotal	$400,000	$95,000	$11,276	$506,276
(Discounts) and premiums, net	2,862	—	2,435	5,298

Total debt	$402,862	$95,000	$13,712	$511,574

Weighted average interest rate				6.7%

Weighted average maturity in years				5.4

Fixed and Floating Rate Debt

	Amount	% of Total
Fixed rate debt
Senior unsecured notes	$400,000	79.0%
Mortgage debt	11,276	2.2%

Total fixed rate debt	$411,276	81.2%

Floating rate debt
Revolver	$95,000	18.8%

Total debt	$506,276	100.0%

Covenants for Senior Unsecured Notes2

Covenant	Requirement	Q3 2013
Total debt / total assets	No greater than 60%	40%
Secured debt / total assets	No greater than 40%	8%
Interest coverage	No less than 2.00x	2.70x
Unencumbered assets / unsecured debt	No less than 150%	251%

Enterprise Value

	Shares/units
	Outstanding	Price	Value
Common stock and OP units	49,212	$22.80	$1,122,040
Total debt			511,574
Cash and cash equivalents			(12,232)

Total enterprise value			$1,621,382

(1)	In October, the Company issued $250mm aggregate principal amount of 6% Senior Notes due 2021 and a portion of the proceeds were used to entirely pay down the revolving credit facility.
(2)	Covenants are calculated in accordance with the indenture governing the senior unsecured notes.

Investment Activity

Data as of September 30, 2013 unless otherwise noted; Dollars in thousands

2013 Property Reinvestment and New Construction

Period	Property Reinvestment	New Construction	Total
Third quarter	$1,993	$3,882	$5,875
Second quarter	3,011	6,274	9,285
First quarter	4,905	1,824	6,729

			$21,889

New Construction Projects

						Remaining	Total
	Property		Opening	Acquisition	Spend Through	Costs to	Expected	Expected
Operator - Location	Type	Beds	Date	Costs	9/30/2013	be Spent	Cost	Yield
Daybreak - Eagle Lake, TX	SNF	80	Q1 2014	$101	$4,223	$1,476	$5,800	11.0%
Saber - Chatham, PA	SNF	120	Q1 2014	2,200	9,319	681	12,200	11.0%
Maplewood - Bethel, CT	ALF	80	Q1 2015	2,400	2,277	14,223	18,900	9.5%

Total				$4,701	$15,820	$16,380	$36,900

2013 Acquisitions1

	Property				Initial
Period	Type	Location	Beds	Amount	Cash Yield
Fourth quarter (to date):
November	SNF	OH	636	$41,000	9.9%
November	SNF	AR	74	1,163	11.0%
October	ALF	FL	230	13,000	10.0%
October	SNF	OH, IN	640	35,900	10.0%

Third quarter:
September	SNF	TX	96	3,450	11.0%
August	SNF	KY	107	9,000	10.6%

Second quarter:
June	SNF	OK	215	6,200	11.0%
May	SNF	OH	130	14,350	10.0%
May	ALF (Land)	CT	N/A	2,400	N/A
April	MOB	IN	N/A	1,200	11.0%
April	SNF	TX	80	2,400	11.0%
April	TBI	CA	6	697	9.5%
April	TBI	CA	6	779	9.5%

First quarter	N/A	N/A	0	0	0.0%

Total			2,220	$131,539	10.1%

2012 Acquisitions

				Initial
Period	Property Type	Beds	Amount	Cash Yield
Fourth quarter	SNF, ALF, TBI	612	$38,867	9.8%
Third quarter	SNF, LTACH, TBI	294	25,487	10.3%
Second quarter	SNF, ALF	1,959	96,196	10.1%
First quarter	SNF, ALF	600	23,775	10.6%

Total		3,465	$184,325	10.1%

(1)	Initial cash yield for 2013 acquisitions through fourth quarter to date excludes $2.4mm land parcel.

Definitions

EBITDARM Coverage: Represents EBITDARM, which we define as earnings before interest, taxes, depreciation, amortization, rent expense and management fees allocated by the operator to one of its affiliates, of our operators for the applicable period, divided by the rent paid to us by our operators during each period.

EBITDAR Coverage: Represents EBITDAR, which we define as earnings before interest, taxes, depreciation, amortization and rent expense, of our operators for the applicable period, divided by the rent paid to us by our operators during such period. Assumes a management fee of 4%.

EBITDAR Margin: Represents the operator’s EBITDAR for the applicable period divided by the operator’s total revenue for the applicable period.

Enterprise Value: Represents equity market capitalization plus net debt. Equity market capitalization is calculated as the number of shares of common stock and units multiplied by the closing price of our common stock on the last day of the period presented. Net debt represents total debt less cash and cash equivalents.

Portfolio Occupancy: Represents the average daily number of beds at our properties that are occupied during the applicable period divided by the total number of beds at our properties that are available for use during the period.

Property Type: ALF = assisted living facility; LTACH = long-term acute care hospital; MOB = medical office building; TBI = traumatic brain injury facility; SNF = skilled nursing facility

State Average Occupancy: Represents the Nursing Facility State Occupancy Rate as reported by American Health Care Association (AHCA). AHCA occupancy data is calculated by dividing the sum of all facility patients in the state occupying certified beds by the sum of all the certified beds in the state reported at the time of the survey corresponding to the period presented. Aviv occupancy represents the state occupancy for the entire portfolio.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount.

Portfolio metrics and other statistics are not derived from our financial statements but are operating statistics that we derive from reports that we receive from our operators pursuant to our triple-net leases. As a result, our portfolio metrics typically lag our own financial statements by approximately one quarter. In order to determine our portfolio metrics for the period presented, the metrics are stated only with respect to properties owned by us and operated by the same operator for the portion of the period we owned the properties and excludes assets held for sale, closed properties, properties under construction and, with certain exceptions for shorter periods, properties within 24 months of completion of construction. Accordingly, EBITDARM coverage, EBITDAR coverage, EBITDAR margin, portfolio occupancy and quality mix for the twelve months ended June 30, 2013 included 241 of the 262 properties in our portfolio as of June 30, 2013.

When we refer to the “total rent” of our portfolio, we are referring to the total monthly rent due under all of our triple-net leases as of the date specified, calculated based on the first full month following the specified date. We calculate “annualized rent” for properties during a period by utilizing the amount of rent under contract as of the last day of the period and assume that amount of rent was received in respect of such property throughout the entire period.